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                                                                   Exhibit 99.01

Securities registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
           Title of each class                             registered
           -------------------                    ------------------------------
Common Stock, par value $ .01 per share                New York Stock Exchange
                                                         and Pacific Exchange

Depositary Shares, each representing 1/5th of          New York Stock Exchange
a share of 6.365% Cumulative Preferred Stock,
                   Series F

Depositary Shares, each representing 1/5th of          New York Stock Exchange
a share of 6.213% Cumulative Preferred Stock,
                   Series G

Depositary Shares, each representing 1/5th of          New York Stock Exchange
a share of 6.231% Cumulative Preferred Stock,
                   Series H

Depositary Shares, each representing 1/20th of          New York Stock Exchange
a share of 8.40% Cumulative Preferred Stock,
                   Series K

Depositary Shares, each representing 1/5th of          New York Stock Exchange
a share of 5.864% Cumulative Preferred Stock,
                   Series M

Depositary Shares, each representing 1/10th of          New York Stock Exchange
    a share of Adjustable Rate Cumulative
           Preferred Stock, Series Q

Depositary Shares, each representing 1/10th of          New York Stock Exchange
    a share of Adjustable Rate Cumulative
           Preferred Stock, Series R

Depositary Shares, each representing 1/10th of          New York Stock Exchange
   a share of 8.30% Noncumulative Preferred
               Stock, Series S

Depositary Shares, each representing 1/10th of          New York Stock Exchange
  a share of 8 1/2% Noncumulative Preferred
               Stock, Series T

Depositary Shares, each representing 1/10th of          New York Stock Exchange
a share of 7 3/4 % Cumulative Preferred Stock,
                  Series U

7 3/4% Notes Due June 15, 1999                          New York Stock Exchange

8% Trust Securities of Subsidiary Trust (and            New York Stock Exchange
registrant's guaranty with respect thereto)


7 3/4% Trust Securities of Subsidiary Trust             New York Stock Exchange
  (and registrant's guaranty with respect
                thereto)

7 5/8% Trust Securities of Subsidiary Trust             New York Stock Exchange
  (and registrant's guaranty with respect
                thereto)

   6.850% Trust Securities (TRUPS(R)) of                New York Stock Exchange
Subsidiary Trust (and registrant's guaranty
             with respect thereto)

    7 % Trust Securities (TRUPS(R)) of                  New York Stock Exchange
Subsidiary Trust (and registrant's guaranty
             with respect thereto)
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